EXHIBIT 4.1


FT       INTERACTIVE DATA
         FINANCIAL TIMES
                               100 William Street
                             New York, NY 10038 USA

                               Tel: (212) 269-6300
                               Fax: (212) 771-6929
                            www.FTInteractiveData.com


April 16, 2001


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


 RE:      Van Kampen Focus Portfolios
          Morgan Stanley High-Technology 35 IndexSM Portfolio, Series 20A, Morgan Stanley High-Technology 35 IndexSM Portfolio, Series 20B
          Morgan Stanley U.S. Multinational 50 IndexSM Portfolio, Series 8A Morgan Stanley U.S. Multination 50 IndexSM Portfolio, Series 8B
          (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-56720
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  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to FT Interactive Data, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations